Exhibit 15.2

Beijing Yingke Law Firm Shenzhen Office

3/F, Tower B, Rongchao Business Center,

No. 6003 Yitian Road, Futian District, Shenzhen,

P.R.China. 518026

Tel:+86-755-36866600

Fax: +86-755-36866661

To:	500.COM LIMITED 500.COM Building Shenxianling Sports Center Longang District, Shenzhen 518115 People’s Republic of China

[Confidential]

March 30, 2017

Dear Sirs or Madams,

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China” for the purpose of this opinion only, PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as at the date hereof.

We have been requested by 500.COM LIMITED (the “Company”), a company incorporated under the laws of the Cayman Islands, to provide this legal opinion with regard to the Company Structure Contracts (as defined below).

For purpose of this opinion, we have examined and relied on the Structure of the Company, its Subsidiaries or Affiliated Companies as of December 31, 2016 (as listed in Schedule I hereto), the Restructuring Documents and certain other documents provided to us by the Company (the “Documents”) and we have made investigation of the applicable laws and regulations of the PRC promulgated and publicly available as of the date of this opinion.

A. Assumptions

In rendering this opinion, we have assumed without independent investigation that (“Assumptions”):

i.	All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

ii.	Each of the parties to the Documents, (1) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, or (2) if an individual, is a PRC citizen with full capacity for civil conduct; each of them has full power and authority to execute, deliver and perform its/his/her obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction or organization or the laws that he/she is subject to.

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地址:中国广东省深圳市福田中心区益田路6003号荣超商务中心B座3层

Add:3F, Tower B, Rongchao Business Center, No. 6003 Yitian Road, Futian District, Shenzhen, P.R.China.

电话(Tel):0086-755-36866600 传真(Fax):0086-755-36866661

网址(Website):http://www.yingkelawyer.com

iii.	The Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purpose of this legal opinion;

iv.	The laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

v.	All the explanations and interpretations provided by the competent government officers, which duly reflect the official position of the relevant governmental authorities, and all factual statements made by the Company and the PRC companies, including but not limited to those set forth in the Documents, are true and correct; and

vi.	All requested Documents have been provided to us and all factual statements made to us by the Company and the PRC companies in connection with this legal opinion are true, correct and complete.

B. Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

(a).	“Company Structure Contracts” means the contracts listed in Schedule II hereto;
(b).	“E-Sun Network” means Shenzhen E-Sun Network Co., Ltd. (深圳市易讯网络有限公司)
(c).	“E-Sun Sky” means Shenzhen E-Sun Sky Network Technology Co., Ltd. (深圳市易讯天空网络技术有限公司)
(d).	“Government Agencies” means any competent government authorities, courts or regulatory bodies of the PRC;
(e).	“Governmental Authorizations” means all approvals, consents, permits, authorizations, filings, registrations, exemptions, endorsements, annual inspections, qualifications and licenses required by the applicable PRC Laws to be obtained from the competent Government Agencies;
(f).	“Guangtiandi Technology” means Shenzhen Guangtiandi Technology Co., Ltd. (深圳市广天地科技有限公司)
(g).	“PRC” or “China” means the People’s Republic of China (for the purpose of this opinion only, other than the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan);
(h).	“PRC Laws” means all applicable laws, regulations, statutes, rules decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available as of the date of this opinion in the PRC;
(i).	“PRC Companies” means the PRC Subsidiary, E-Sun Network, E-Sun Sky, Youlanguang Technology, Guangtiandi Technology and Tongfu Technology;
(j).	“PRC Subsidiary” means E-Sun Sky Computer (Shenzhen) Co., Ltd. (易讯天空计算机技术(深圳)有限公司);
(k).	“Youlanguang Technology” means Shenzhen Youlanguang Science and Technology Co., Ltd. (深圳市优蓝光科技有限公司)

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地址:中国广东省深圳市福田中心区益田路6003号荣超商务中心B座3层

Add:3F, Tower B, Rongchao Business Center, No. 6003 Yitian Road, Futian District, Shenzhen, P.R.China.

电话(Tel):0086-755-36866600 传真(Fax):0086-755-36866661

网址(Website):http://www.yingkelawyer.com

(l).	“Tongfu Technology” means Shenzhen Tongfu Technology Co., Ltd. (深圳市统付科技有限公司)

Based on our review of the Documents, to our best knowledge after due inquiry against the Company and the PRC Companies, subject to the Assumptions and the Qualifications, and expect as publicly disclosed in the Registration Statement of the Company, we are of the opinion that:

i.	Each of the PRC Companies has full power, authority, legal right and has taken all necessary company actions to authorize to enter into, execute, assume, deliver and perform its obligations under each of the Company Structure Contracts to which it is a party and has duly authorized, executed and delivered each of the Company Structure Contracts. The entering into, and the consummation of the transactions contemplated in, the Company Structure Contracts constitute legal, valid and binding obligations of all the parties therein, enforceable against all the parties therein, in accordance with their terms, subject, as to the enforceability, to applicable creditors’ rights generally and to general equitable principles; all Governmental Authorizations required for the PRC Companies to perform their respective obligation under the Company Structure Contracts have been obtained; and the obligations undertaken by and the rights granted to each party to the Company Structure Contracts are legally permissible under PRC Laws.

ii.	The execution, delivery and performance by each of the parties of each of the Company Structure Contracts does not and will not contravene, result in a breach or violation of or constitute a default under (A) (in the case of the PRC Companies) any of the terms and provisions of their respective articles of association or any of their respective business license and organizational documents, (B) any applicable PRC Laws, or (C) to our best knowledge after due inquiry, any agreement, instrument, arbitration award or judgment, order, decree or any of other Governmental Authorizations of any Government Agencies of the PRC having jurisdiction over the parties to the Company Structure Contracts, as the case may be, or any agreement or instrument to which any of them is expressed to be a party or which is binding on any of them or any of their assets.

iii.	To our best knowledge after due inquiry, there are no legal, administrative, arbitration or other proceedings which has challenged the legality, effectiveness or validity of the Company Structure Contracts and/or the transactions contemplated thereby, individually or taken as a whole, and no such proceedings are threatened or contemplated by any Government Agencies or by any other persons in PRC.

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

i.	Our opinion is limited to the PRC Laws of general application on the date hereof. For the purpose of this opinion only, the PRC or China shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

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地址:中国广东省深圳市福田中心区益田路6003号荣超商务中心B座3层

Add:3F, Tower B, Rongchao Business Center, No. 6003 Yitian Road, Futian District, Shenzhen, P.R.China.

电话(Tel):0086-755-36866600 传真(Fax):0086-755-36866661

网址(Website):http://www.yingkelawyer.com

ii.	The PRC laws and regulations to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

iii.	Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent or coercionary; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damage; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

iv.	This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities.

v.	Under relevant PRC Laws and regulations, foreign investment is restricted in certain business. The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts such as the Restructuring Documents and transactions contemplated by the Restructuring Documents, are subject to the discretion of competent PRC legislative, administrative and judicial authorities.

vi.	The Notice regarding the Establishment of the Security Review System for Mergers and Acquisition of Domestic Enterprise by Foreign Investors issued by the PRC General Office of the State Council on Feb. 3, 2011 and the Regulations regarding the Implementation of the Security Review System for Mergers and Acquisition of Domestic Enterprise by Foreign Investors issued by the PRC Ministry of Commerce on Aug. 25, 2011 (collectively, the “Security Review Regulations”) require national security review by competent governmental authorities for acquiring control of businesses in certain industries. The arrangements contemplated in the Company Structure Contracts may be deemed as substantial control or acquisition by foreign investors under the Security Review Regulations, and this kind of control acquisition in certain industries may be subject to the national security review by competent governmental authorities.

vii.	This opinion is intended to be used in the context which is specifically referred to herein.

Yours faithfully,

/s/ Beijing Yingke Law Firm Shenzhen Office

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地址:中国广东省深圳市福田中心区益田路6003号荣超商务中心B座3层

Add:3F, Tower B, Rongchao Business Center, No. 6003 Yitian Road, Futian District, Shenzhen, P.R.China.

电话(Tel):0086-755-36866600 传真(Fax):0086-755-36866661

网址(Website):http://www.yingkelawyer.com

Schedule I Structure of the Company, its Subsidiaries or Affiliated Companies as of Dec. 31, 2016

500.com Limited (Cayman)
100%
100%
100%
51%
500.com Gaming UK Limited
500.com USA CORP
Fine Brand Limited (BVI)
Qufan Internet Technology Inc. (Cayman)
100%
100%
500wan HK Limited (Hong Kong)
Qufan Internet Technology (HK) Limited (Hong Kong)
Offshore
100%
Onshore
Shenzhen Guangyi Network Technology Co., Ltd.
100%
E-Sun Sky Computer (Shenzhen) Co., Ltd.
Shareholders of Shenzhen Youlanguang Science and Technology Co., Ltd.
Shareholders of Shenzhen E-Sun Network Co., Ltd.
Shareholders of Shenzhen Tongfu Technology Co., Ltd.
Shareholders of Shenzhen Guangtiandi Technology Co., Ltd.
100%
100%
100%
100%
Shenzhen Youlanguang Science and Technology Co., Ltd.
Shenzhen E-Sun Network Co., Ltd.
Shenzhen Tongfu Technology Co., Ltd.
Shenzhen Guangtiandi Technology Co., Ltd.
100%
100%
51%
51%
Shenzhen E-Sun Sky Network Technology Co., Ltd.
Beijing Baifengrun Science and Technology Co., Ltd.
Shenzhen Kaisheng Jinfu Enterprise Management Co., Ltd.
Shenzhen Qufan Network Technology Co., Ltd.
100%
100%
100%
100%
Shenzhen Wubai Zhifu Co., Ltd.
Lhasa Yicai Network Technology Co., Ltd.
Shenzhen Yicai Network Technology Co., Ltd.
Shenzhen Caiyu Hudong Technology Co., Ltd.
100%
Shenzhen Fenggu Network Technology Co., Ltd.
Contractual Arrangements
Equity Interest

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地址:中国广东省深圳市福田中心区益田路6003号荣超商务中心B座3层

Add:3F, Tower B, Rongchao Business Center, No. 6003 Yitian Road, Futian District, Shenzhen, P.R.China.

电话(Tel):0086-755-36866600 传真(Fax):0086-755-36866661

网址(Website):http://www.yingkelawyer.com

Schedule II Company Structure Contracts

1、	Exclusive Business Cooperation Agreement entered into by and between the PRC Subsidiary and E-Sun Network as of June 1, 2011.
2、	Exclusive Option Agreement entered into by and among the PRC Subsidiary, E-Sun Network, Yu Bo and Yin Zhiwei as of Nov. 18, 2015.
3、	Equity Interest Pledge Agreements entered into by and among the PRC Subsidiary, E-Sun Network and Yu Bo as of Nov. 18, 2015.
4、	Equity Interest Pledge Agreements entered into by and among the PRC Subsidiary, E-Sun Network and Yin Zhiwei as of Nov. 18, 2015.
5、	Voting Right Agreement entered into by and among the PRC Subsidiary, E-Sun Network, Yu Bo and Yin Zhiwei as of Nov 18, 2015.
6、	Confirmation Letter issued by E-Sun Sky Computer (Shenzhen) Co., Ltd. to 500wan HK Limited as of Nov 18, 2015.
7、	Power of Attorney regarding Shareholder Voting Right issued by Yin Zhiwei to the PRC Subsidiary as of Nov 9, 2015.
8、	Power of Attorney regarding Shareholder Voting Right issued by Yu Bo to the PRC Subsidiary as of Nov 9, 2015.
9、	Exclusive Business Cooperation Agreement entered into by and between the PRC Subsidiary and Guangtiandi Technology as of June 1, 2011.
10、	Exclusive Option Agreement entered into by and among the PRC Subsidiary, Guangtiandi Technology and Wang Ying as of June 1, 2011.
11、	Equity Interest Pledge Agreement entered into by and among the PRC Subsidiary, Guangtiandi Technology and Wang Ying as of June 1, 2011.
12、	Exclusive Option Agreement entered into by and among the PRC Subsidiary, Guangtiandi Technology and Yuan Liangdong as of May 2, 2013.
13、	Equity Interest Pledge Agreement entered into by and among the PRC Subsidiary, Guangtiandi Technology and Yuan Liangdong as of May 2, 2013.
14、	Power of Attorney regarding Shareholder Voting Right issued by Wang Ying to the PRC Subsidiary as of 2011.
15、	Power of Attorney regarding Shareholder Voting Right issued by Yuan Liangdong to the PRC Subsidiary as of May 2, 2013.
16、	Exclusive Business Cooperation Agreement entered into by and between the PRC Subsidiary and Youlanguang Technology as of June 1, 2011.
17、	Exclusive Option Agreement entered into by and among the PRC Subsidiary, Youlanguang Technology, Yin Zhiwei and Yu Bo as of Nov. 18, 2015.
18、	Equity Interest Pledge Agreement entered into by and among the PRC Subsidiary, Youlanguang Technology and Yu Bo as of Nov. 18, 2015.
19、	Equity Interest Pledge Agreement entered into by and among the PRC Subsidiary, Youlanguang Technology and Yin Zhiwei as of Nov. 18, 2015.
20、	Voting Right Agreement entered into by and among the PRC Subsidiary, E-Sun Network, Yu Bo and Yin Zhiwei as of Nov 18, 2015.
21、	Confirmation Letter issued by E-Sun Sky Computer (Shenzhen) Co., Ltd. to 500wan HK Limited as of Nov 18, 2015.

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地址:中国广东省深圳市福田中心区益田路6003号荣超商务中心B座3层

Add:3F, Tower B, Rongchao Business Center, No. 6003 Yitian Road, Futian District, Shenzhen, P.R.China.

电话(Tel):0086-755-36866600 传真(Fax):0086-755-36866661

网址(Website):http://www.yingkelawyer.com

22、	Power of Attorney regarding Shareholder Voting Right issued by Yin Zhiwei to the PRC Subsidiary as of Nov 9, 2015.
23、	Power of Attorney regarding Shareholder Voting Right issued by Yu Bo to the PRC Subsidiary as of Nov 9, 2015.
24、	Exclusive Cooperation Agreement entered into by and between the PRC Subsidiary and Tongfu Technology as of Dec. 20, 2015.
25、	Exclusive Option Agreement entered into by and among the PRC Subsidiary, Tongfu Technology, Zhang Jing and Zhang Han as of Dec. 20, 2015.
26、	Equity Interest Pledge Agreement entered into by and among the PRC Subsidiary, Tongfu Technology, Zhang Jing and Zhang Han as of Dec. 20, 2015.
27、	Voting Right Agreement entered into by and among the PRC Subsidiary, Tongfu Technology, Zhang Jing and Zhang Han as of Dec 20, 2015.
28、	Confirmation Letter issued by E-Sun Sky Computer (Shenzhen) Co., Ltd. to 500wan HK Limited as of Dec 20, 2015.
29、	Power of Attorney regarding Shareholder Voting Right issued by Zhang Han to the PRC Subsidiary as of Dec 20, 2015.
30、	Power of Attorney regarding Shareholder Voting Right issued by Zhang Jing to the PRC Subsidiary as of Dec 20, 2015.

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地址:中国广东省深圳市福田中心区益田路6003号荣超商务中心B座3层

Add:3F, Tower B, Rongchao Business Center, No. 6003 Yitian Road, Futian District, Shenzhen, P.R.China.

电话(Tel):0086-755-36866600 传真(Fax):0086-755-36866661

网址(Website):http://www.yingkelawyer.com